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                                                                    Exhibit 21.1

                               C-CAR SUBSIDIARIES



PERFORMANCE DODGE, INC.,
an Oklahoma corporation


PERFORMANCE NISSAN, INC.,
an Oklahoma corporation


CROSS COUNTRY DODGE, INC.,
D/B/A LYNN HICKEY DODGE,
an Oklahoma corporaztion


QUALITY NISSAN, INC.,
a Texas corporation


MIDWAY CHEVROLET, INC.,
a Texas corporation


PLAINS CHEVROLET, INC.,
a Texas corporation


WESTGATE CHEVROLET, INC.,
a Texas corporation


ALLIED 2000 COLLISION CENTER, INC.,
a Texas corporation


WORKING MAN'S CREDIT PLAN, INC.,
a Texas corporation


C-CAR AUTO WHOLESALERS, INC.,
an Oklahoma corporation